SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2004

VCampus Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-21421	54-1290319
(Commission file Number)	(IRS Employer ID Number)

1850 Centennial Park Drive, Suite 200, Reston, VA 20191
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(703) 893-7800

N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events

VCampus Wins Renewal on VA Contract

On June 30, 2004, VCampus Corporation received formal notification that the Department of Veterans Affairs has renewed its contract with VCampus, pursuant to which VCampus will continue to provide e-learning services to the VA for another year beginning on July 1, 2004 on substantially the same terms as the current agreement.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCAMPUS CORPORATION

Date: July 1, 2004	/s/ Christopher L. Nelson
Christopher L. Nelson
Chief Financial Officer